UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022 (May 25, 2022)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2022, Bradley K. Alexander, chief operating officer of Flowers Foods, Inc. (the “Company”), notified the Company that he will retire from this position at the end of the year after 41 years of service. Mr. Alexander will continue to serve in this role until December 31, 2022 in order to ensure a smooth transition of his duties. In connection with his retirement, Mr. Alexander will receive a retirement payment of $70,000 for continued health care premiums under COBRA.

On May 26, 2022, the Company appointed Heeth Varnedoe, the current chief transformation officer of the Company, to serve as chief operating officer, effective January 1, 2023. Mr. Varnedoe, 55, has served as chief transformation officer since January 2021. Previously, he served as senior vice president of DSD Regions/Sales from 2017 until 2020, as president of the Company’s Phoenix, Arizona bakery from 2016 to 2017, as vice president of national accounts from 2012 to 2015, and as director of DSD cake sales in 2012. Mr. Varnedoe joined the Company in 1990 and held a number of positions before leaving the Company in 2000 to pursue other business interests. Mr. Varnedoe’s compensation in connection with his appointment has not been determined at this time. The Company will file an amendment to this Current Report on Form 8-K disclosing such information when it has been determined.

Mr. Varnedoe has no familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Varnedoe and the retirement of Mr. Alexander is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2022, the Company held its Annual Meeting of Shareholders for the following purposes and with the following voting results:

(1)	To elect twelve nominees as directors of the Company, each to serve for a term of one year until the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”):

Directors:	For	Against	Abstain	Broker Non-Votes
George E. Deese	176,401,875	1,939,698	258,754	18,084,819
Edward J. Casey, Jr.	176,076,468	780,731	1,743,128	18,084,819
Thomas C. Chubb, III	175,860,325	1,035,996	1,704,006	18,084,819
Rhonda Gass	175,993,282	888,883	1,718,162	18,084,819
Benjamin H. Griswold, IV	165,761,098	12,208,705	630,524	18,084,819
Margaret G. Lewis	172,563,328	5,769,552	267,447	18,084,819
W. Jameson McFadden	177,501,758	797,352	301,217	18,084,819
A. Ryals McMullian	177,462,684	869,223	268,420	18,084,819
James T. Spear	177,361,061	976,876	262,390	18,084,819
Melvin T. Stith, Ph.D.	171,288,730	7,030,539	281,058	18,084,819
Terry S. Thomas	176,096,672	770,483	1,733,172	18,084,819
C. Martin Wood III	175,946,373	2,352,693	301,261	18,084,819

(2)	To hold an advisory vote on the compensation of the Company’s named executive officers:

For	175,682,672
Against	1,650,240
Abstain	1,267,415
Broker Non-Votes	18,084,819

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	192,682,116
Against	3,696,889
Abstain	306,141
Broker Non-Votes	0

(4)	To hold a vote on a shareholder proposal regarding political contribution disclosure:

For	84,440,156
Against	90,468,477
Abstain	3,691,694
Broker Non-Votes	18,084,819

With respect to Proposal 1, each of the nominees for director received a majority of votes cast in the election of directors, and each was elected to serve for a term of one year until the 2023 Annual Meeting.

With respect to Proposals 2 and 3, the votes cast within the voting group favoring each proposal exceeded the votes cast opposing each proposal and therefore passed. The votes cast within the voting group favoring Proposal 4 did not exceed the votes cast opposing Proposal 4 and therefore Proposal 4 was not approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated May 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name:	R. Steve Kinsey
Title:	Chief Financial Officer and
Chief Accounting Officer

Date: May 31, 2022